TWC/DW NORTH AMERICAN GOVERNMENT INCOME TRUST

                  SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                  10/31/95
                        6
YIELD = 2{[ ((a-b)/cd) +1] -1}


WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
         d = The maximum offering price per share on the last day of the period

                                                                              6
YIELD = 2{[ ((4,709,371.63 - 889,283.44)/81,006,172.407 x 8.307390) +1] -1}

                                        =         6.91%








                SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                       TCW/DW NORTH AMERICAN GOVERNMENT INCOME TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)


(B) TOTAL RETURN (NO LOAD FUND)

                         _                              _
                        |        ______________________  |
FORMULA:                |       |                        |
                        |  /\ n |             EV         |
                   t  = |    \  |        -------------   |  - 1
                        |     \ |              P         |
                        |      \|                        |
                        |_                              _|

                            EV
                  TR  = ----------        - 1
                             P


          t = AVERAGE ANNUAL COMPOUND RETURN
          n = NUMBER OF YEARS
         EV = ENDING VALUE
          P = INITIAL INVESTMENT
         TR = TOTAL RETURN



                                         (B)                                         (A)
  $1,000          EV AS OF              TOTAL              NUMBER OF            AVERAGE ANNUAL
INVESTED - P      31-Oct-95             RETURN - TR        YEARS - n          COMPOUND RETURN - t
------------     -----------            -----------     ---------------       -------------------
31-Oct-94         $1,016.10                 1.61%             1.00                    1.61%

31-Jul-92         $1,068.40                 6.84%             3.25                    2.06%

(C)     GROWTH OF $10,000
(D)     GROWTH OF $50,000
(E)     GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION


$10,000         TOTAL               (C) GROWTH OF                 (D) GROWTH OF              (E) GROWTH OF
INVESTED - P    RETURN - TR     $10,000 INVESTMENT - G        $50,000 INVESTMENT - G    $100,000 INVESTMENT - G
------------    ------------    ----------------------        -----------------------   ------------------------
  31-Jul-92         6.84               $10,684                        $53,420                  $106,840
